Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FUND SERVICING AGREEMENT

    This Fund Servicing Agreement (this “Agreement”) is made and entered into effective as of the last day written on the signature page by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“GFS”).

    WHEREAS, the parties entered into an A&R Fund Accounting Servicing Agreement dated as of October 1, 2018, as amended (the “Original Fund Accounting Agreement”);

    WHEREAS, the parties entered into an A&R Fund Administration Servicing Agreement dated as of October 1, 2018, as amended (the “Original Fund Administration Agreement”);

    WHEREAS, the parties entered into an A&R Transfer Agent Servicing Agreement dated as of October 1, 2018, as amended (the “Original Transfer Agent Agreement”);

    WHEREAS, the parties entered into a Fund Accounting Servicing Agreement dated as of March 13, 2025 (the “ETF Fund Accounting Agreement”);

    WHEREAS, the parties entered into a Fund Administration Servicing Agreement dated as of March 13, 2025 (the “ETF Fund Administration Agreement”);

    WHEREAS, the parties entered into a Transfer Agent Servicing Agreement dated as of March 13, 2025 (the “ETF Transfer Agent Agreement”);

WHEREAS, as of the Effective Date, the parties desire to amend and restate in their entirety the Original Fund Accounting Agreement, Original Fund Administration Agreement, Original Transfer Agent Agreement, ETF Fund Accounting Agreement, ETF Fund Administration Agreement and ETF Transfer Agent Agreement (collectively, the “Existing Agreements”);
WHEREAS, as of the Effective Date, the Existing Agreements are hereby superseded and replaced in their entirety with this Agreement;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, GFS is, among other things, in the business of providing administration, accounting, and transfer agency functions for the benefit of its customers; and

WHEREAS, the Trust desires to retain GFS to provide certain services, as expressly delineated and limited herein, to each mutual fund series (“Fund Series”) and each exchange traded fund series (“ETF Series”) of the Trust listed on its Exhibit A hereto (as amended from time to time) (collectively, the “Funds”); and

WHEREAS, each ETF Series issues shares of beneficial interest (“Shares”) for each ETF Series. The Shares shall be created and redeemed in bundles called “Creation Units.” The Trust, on behalf of the ETF Series, shall create and redeem Shares of each ETF Series only in Creation Units principally in kind or in cash for portfolio securities of the particular ETF Series (“Deposit Securities”), as more fully described in the current prospectus and statement of additional information of a ETF Series, included in the Trust’s registration statement on Form N-1A; and as authorized under the Order of Exemption granted by the Securities and Exchange Commission. Only brokers or dealers that are “Authorized Participants” and that have entered into an Authorized Participant Agreement with the ETF Series’ Distributor (the “Distributor”), acting on behalf of the Trust, shall be authorized to create and redeem Shares in Creation Units from the Trust. The Trust wishes to engage GFS to perform certain services on behalf of the Trust with respect to the creation and redemption of Shares, as the Trust’s agent, namely to provide transfer agent services for Shares of each ETF Series; and to act as Index Receipt Agent (as such term is defined in the rules of the National Securities Clearing Corporation (“NSCC”)) with respect to the settlement of trade orders with Authorized Participants. The Trust has engaged U.S. Bank, National Association (the “Custodian”) to provide custody services under the terms of a Custody Agreement, as supplemented hereby, for the settlement of Creation Units against Deposit Securities and/or cash that shall be delivered by Authorized Participants in exchange for Shares and the redemption of Shares in Creation Unit size against the delivery of Redemption Securities and/or cash of each ETF Series. The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee Cede & Company, will be the registered owner (the “Shareholder”) of all Shares.

WHEREAS, certain Fund Series may offer multiple classes of shares, including one or more classes that operate as exchange-traded fund share classes (each, an “ETF Share Class”), and such ETF Share Classes may be listed on a national securities exchange and issued and redeemed in Creation Units in a manner substantially similar to ETF Series, and the Trust desires that GFS provide applicable services hereunder with respect to such ETF Share Classes to the extent specified in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.Appointment of GFS as Service Provider.

a.The Trust hereby appoints GFS as a service provider to the Trust on the terms and conditions set forth in this Agreement, and GFS hereby accepts such appointment and agrees to perform the services and duties set forth on Exhibit B (the “Services”) in accordance with the terms and conditions of this Agreement. The services and duties of GFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against GFS hereunder.

b.GFS shall not be bound by any Trust policies or procedures, or changes thereto, that purport to impose any additional duties, obligations, or care on GFS other than as expressly set forth herein, or that purport to affect in any way the Services or the manner in which they are provided.

c.The Services set forth herein may not be modified or enlarged by implication or course of dealing between the Parties.

d.GFS may use its affiliates or third-parties to provide any of the Services. Any such party shall be held to the same standard of care as GFS would be under this Agreement, and GFS shall be responsible for the provision of such Services to the same extent as if provided by GFS. The Trust consents to the use of such parties and to GFS providing to such parties any information regarding the Trust or its shareholders, in compliance with the terms of this Agreement and applicable law, as may be required to provide such Services.

e.GFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment.

f.The Trust or its agent shall furnish to GFS the data necessary to perform the Services described herein at such times and in such form as mutually agreed upon.

g.The Trust may from time-to-time request that GFS modify its internal operating procedures with respect to the provision of the Services, which request shall be provided in writing by a duly authorized officer of the Trust or by any other person authorized by the Trust to provide such request. GFS is under no obligation to agree to such modifications. If GFS agrees to comply with such request, then it shall be entitled to follow such modified operating procedure without further inquiry or diligence, and its actions or inactions in connection with following such modified operating procedures shall be deemed to be within its standard of care under Section 10 for all purposes.

h.References in this Agreement to “ETF Series” shall, where the context requires, include ETF Share Classes.

i.For purposes of this Agreement, references to “ETF Series” shall, where applicable, include any ETF Share Class, and the provisions of this Agreement relating to ETF operations (including, without limitation, creation and redemption of Shares, Authorized Participant arrangements, and settlement mechanics) shall apply mutatis mutandis to such ETF Share Classes to the extent relevant to their structure and operation.

2.Compensation.

GFS shall be compensated for providing the Services in accordance with the fee schedule set forth on Exhibit C hereto (as amended from time to time). GFS shall also be reimbursed for such miscellaneous expenses set forth in Exhibit C hereto as are reasonably incurred by GFS in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify GFS in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one percent (1%) per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to GFS shall only be paid out of the assets and property of the particular Fund involved.

3.Data Services; Warranty; Termination of Rights.

a.GFS has entered into agreements with various data service providers (each, a “Data Provider”), including, without limitation, MSCI index data services (“MSCI”), Standard & Poor Financial Services LLC (“S&P”), Morningstar, Broadridge, FTSE, ICE, and Confluence Technologies to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by GFS to each Fund. These Data Providers have required GFS to include certain provisions regarding the use of the Data in this Agreement attached hereto as Exhibit D. In accordance with GFS’ agreements with the Data Providers, the Trust has limited permission to use the Data only for purposes necessary for valuing each Fund’s assets and making any required reporting relating thereto (the “License”). The Trust does not have any license or right to use the Data for purposes outside the scope of this Agreement including, but not limited to, resale to other users or for use in creating any type of historical database. The Trust acknowledges and agrees that certain Data Providers may also require the Trust or one or more Funds to enter into an agreement directly with the Data Provider for the use of that Data Provider’s Data. The provisions in Exhibit D shall not have any effect upon the standard of care and liability GFS has set forth in Section 10 of this Agreement. The Trust acknowledges the proprietary rights that GFS and its Data Providers have in the Data.

b.THE TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER. GFS IS NOT RESPONSIBLE FOR ANY OF THE DATA ACCESSED BY THE TRUST OR ANY OF ITS SERVICE PROVIDERS OR AGENTS AND GFS ASSUMES NO DUTY TO VERIFY SUCH DATA.

c.GFS may stop supplying some or all Data to the Fund if GFS’ Data Providers terminate any agreement to provide Data to GFS. Also, GFS may stop supplying some or all Data to the Fund if GFS reasonably believes that the Fund is using the Data in violation of the terms of this Agreement or GFS’ agreements with the Data Providers, or breaching its duties of confidentiality provided for hereunder, or if any of GFS’ Data Providers demand that the Data be withheld from the Fund. GFS will provide notice to the Fund of any termination of provision of Data as soon as reasonably possible.

d.The Trust agrees to indemnify and hold harmless GFS, its Data Providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Trust’s or any third party’s use of, or inability to use, the Data or any breach by the Trust of any provision contained in this Agreement regarding the Data. The immediately preceding sentence shall not have any effect upon the standard of care and liability of GFS as set forth in Section 10 of this Agreement.

e.GFS has entered into agreements with Bloomberg Finance L.P. (“Bloomberg”) to provide data (the “N-PORT Data”) for use in or in connection with the reporting requirements under Rule 30b1-9, including preparation and filing of Form N-PORT. In connection with the provision of the N-PORT Data, Bloomberg requires the following provisions to be included in the Agreement:

The Trust agrees that it shall: (a) comply with all laws, rules and regulations applicable to accessing and using the N-PORT Data, (b) not extract the N-PORT Data from the view-only portal, (c) not use the N-PORT Data for any purpose independent of complying with the requirements of Rule 30b1-9 (which prohibition shall include, for the avoidance of doubt, use in risk reporting or other systems or processes (e.g., systems or processes made available enterprise-wide for the Trust’s internal use)), (d) permit audits of its use of the N-PORT Data by Bloomberg, its affiliates or, at the Trust’s request, a mutually agreed upon third party auditor (provided that the costs of an audit by a third party shall be borne by the Trust), and (e) exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the N-PORT Data (including expressly disclaiming all warranties). The Trust further agrees that Bloomberg shall be a third party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (e).

4.Lost Shareholder Due Diligence Searches and Servicing.

The Trust hereby acknowledges that GFS has an arrangement with an outside vendor to conduct lost shareholder searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”). Costs associated with such searches will be passed through to the Trust as a miscellaneous expense in accordance with the fee schedule set forth in Exhibit C hereto. If a shareholder remains lost and the shareholder’s account unresolved after completion of the mandatory Rule 17Ad-17 search, the Trust hereby authorizes GFS to conduct a more in-depth search in order to seek to locate the lost shareholder before the shareholder’s assets escheat to the applicable state, to enter into agreements with vendors to conduct such additional searches, and to charge the costs of such additional searches to the account of the lost shareholder. There can be no guarantee that any in-depth search will be successful.

5.Anti-Money Laundering and Red Flag Identity Theft Prevention Programs.

a.The Trust acknowledges that it had an opportunity to review, consider and approve the written procedures provided by GFS describing various processes used by GFS which are designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity (collectively, the “Procedures”). Further, the Trust has determined that the Procedures, as part of the Trust’s overall anti-money laundering program and identity theft prevention program responsibilities, are reasonably designed to help: (i) prevent the Trust from being used for money laundering or the financing of terrorist activities; (ii) prevent identity theft; and (iii) achieve compliance with the applicable provisions of the Bank Secrecy Act, the USA Patriot Act of 2001, the Fair and Accurate Credit Transactions Act of 2003, and the implementing regulations thereunder (together “AML Rules”).

b.The Trust hereby instructs and directs GFS to implement the Procedures, as applicable, on the Trust’s behalf, as such may be amended from time to time; provided that GFS shall provide the Trust with prompt written notice of any material amendments. It is contemplated that these Procedures will be amended from time to time by GFS and any such amended Procedures will be provided to the Trust. Should the Trust desire that GFS perform services not provided for in the Procedures, such additional services and the associated cost must be specifically detailed in writing in the attached fee schedule.

c.The Trust acknowledges and agrees that although it is directing GFS to implement the Procedures on its behalf, GFS is implementing the Procedures as a service provider to the Trust and the Trust is and remains ultimately responsible for complying with all applicable laws, rules, and regulations with respect to anti-money laundering, customer identification, identity theft prevention, economic sanctions, and terrorist financing, whether under the AML Rules, or otherwise, such as, the establishment and adoption by the Trust’s board of Trustees (the “Board”) of the Trust’s own formal anti-money laundering program and the designation of its own anti-money laundering officer, as applicable. GFS shall implement the Procedures in accordance with the standard of care set forth in this Agreement and in a manner reasonably designed to comply with applicable AML Rules.

d.The Trust further acknowledges and agrees that certain portions of the Procedures are applicable to certain products, entities, structures, or geographies and, accordingly, certain portions of the Procedures may not be implemented with respect to the Trust. The Trust has had the opportunity to discuss the Procedures with GFS, and the Trust understands and agrees which portions of the Procedures may not be implemented on behalf of the Trust. Without limitation of the foregoing, GFS shall not be responsible for providing anti-money laundering or customer identification services with respect to certain intermediary or dealer-controlled customer accounts (i.e., level 0 sub-accounts through the Fund/SERV system operated by the National Securities Clearing Corporation) and other fund client relationships where there is a sub-transfer agency or similar arrangement between the Trust and the intermediary.

e.The Trust hereby directs, and GFS acknowledges, that GFS shall (i) permit federal regulators access to such information and records maintained by GFS and relating to GFS’ implementation of the Procedures, on behalf of the Trust, as they may request, and (ii) permit such federal regulators to inspect GFS’ implementation of the Procedures on behalf of the Trust.

6.Pricing of Portfolio Positions.

a.For each valuation date, GFS will obtain prices from a pricing source as instructed to GFS by an individual authorized by the applicable Fund or its appointed Valuation Designee and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Fund’s Valuation Designee, or another person authorized by the Fund or the Valuation Designee, will be responsible to supply GFS with valuations. The Fund’s appointed Valuation Designee(s) is (are) responsible for the accuracy of the lists supplied to GFS of pricing sources and the list of individuals authorized to designate pricing sources or valuations on behalf of the Valuation Designee.

b.If one or more of the primary pricing sources for the portfolio positions of the Fund is unavailable when needed, GFS may use an alternative pricing source identified by GFS on a temporary basis. In such event the alternative price is subject to the review and approval of the Trust, and the Trust shall promptly notify GFS of any desired changes to such alternative price. GFS shall not have any liability for the use of such alternative price so long as it has met its standard of care under Section 10 with respect to the selection of such alternative pricing source.

c.If the Fund desires to provide a price for a portfolio position that varies from the price provided by the pricing source, the Fund shall promptly notify and supply GFS with the price of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective. In such case GFS shall apply the price provided by the Fund without further investigation or verification.
d.In the event that the Fund at any time receives Data containing price evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply:

i.evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method may consistently generate approximations that correspond to actual traded prices of the securities;

ii.methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and
iii.the Trust assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by GFS and its suppliers in this respect.

e.Neither GFS, nor any of its employees, agents or suppliers is acting as the valuation designee within the meaning of Rule 2a-5 under the 1940 Act in respect of any Fund, and GFS shall not have any obligation for making fair value determinations or to investigate or verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any pricing service approved by the Board or its valuation designee, or fair values obtained from the Board or its valuation designee. GFS may perform certain tests on pricing data received each day, on a limited basis, which may include day over day tolerance breaks, NAV impact price analysis, and stale price testing, based on the availability of data from data vendors. However, such tests are limited, are not intended or designed to determine whether any price is fair or appropriate, and do not replace the valuation designee’s responsibility for the appropriateness of prices used in calculating the NAV of each Fund. Valuations received from a pricing source employed by the Trust, a Fund, or a Fund’s investment adviser, or from calculation models that are based on inputs or data delivered to these sources from individuals associated with a Fund or the Fund’s investment adviser, are not subject to these tests and will be utilized as instructed by the valuation designee. The Trust acknowledges that the same or similar positions held by a Fund may be valued differently by other customers of GFS and that GFS is not under any obligation to compare such prices or notify the Trust or the Fund of any such discrepancies. Notwithstanding anything else in this Agreement to the contrary, GFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source.

7.Changes in Accounting Procedures.

GFS shall perform its Services in accordance with the accounting practices and procedures of the Trust, provided that any changes to such accounting practices and procedures shall only be effective upon the Services following a resolution passed by the Board and receipt of written notice to and acceptance by GFS, which shall not be unreasonably withheld, and which may not be withheld when such change is required by applicable laws. GFS agrees to implement such changes in a timely fashion.

8.Representations & Warranties.

a.The Trust hereby represents and warrants to GFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

iv.A registration statement under the 1940 Act and, if applicable, the Securities Act of 1933, as amended (the “Securities Act”), will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares; and

v.All records of the Trust provided to GFS by the Trust or on behalf of the Trust are, to the Trust’s knowledge, accurate and complete and GFS is entitled to rely on all such records in the form provided.

b.GFS hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.This Agreement has been duly authorized, executed and delivered by GFS in accordance with all requisite action and constitutes a valid and legally binding obligation of GFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

iii.It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

9.Notification of Error.

The Trust will notify GFS of any discrepancy between GFS and the Trust, including, but not limited to, failing to account for a security position in the Fund’s portfolio, upon the later to occur of: (i) three (3) business days after receipt of any reports rendered by GFS to the Trust; (ii) three (3) business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three (3) business days after receiving notice from any shareholder regarding any such discrepancy. Notwithstanding any other provision in this Agreement, GFS shall have no liability with respect to any such discrepancy that the Trust does not notify GFS of within such time period.

10.Standard of Care; Indemnification; Limitation of Liability.

a.GFS shall exercise reasonable care in the performance of its duties under this Agreement. Neither GFS nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, any Fund, the adviser or any other service provider to the Trust or a Fund, or any employee of the foregoing; or for any loss suffered by the Trust, a Fund, or any third party in connection with GFS’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond GFS’ reasonable control, except a loss arising out of or relating to GFS’ material breach of this agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement.

b.Notwithstanding any other provision of this Agreement, if GFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless GFS, its affiliates, and its and their officers, directors, managers, employees, and suppliers (the “GFS Indemnified Parties”) from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) (collectively “Losses”) that any such GFS Indemnified Party may sustain or incur or that may be asserted against a GFS Indemnified Party by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to a GFS Indemnified Party by any duly authorized officer of the Trust or by any other person authorized by the Trust to provide such instruction, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to GFS’ material breach of this Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. If requested by a GFS Indemnified Party, the Trust shall advance (within thirty days of such request) any and all reasonable costs and expenses of such GFS Indemnified Party incurred in connection with any Losses or investigating or defending any matter to which such GFS Indemnified Party may be entitled to indemnification including, without limitation, attorneys’ and experts’ fees. The GFS Indemnified Party shall, in connection with any such advancement, agree to in writing an undertaking to repay such advancement if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final non-appealable judgement that the GFS Indemnified Party is not entitled to be indemnified by the Trust. Notwithstanding the foregoing, the Trust shall have the right to participate in the defense of any such claim at its own expense and, to the extent provided elsewhere in this Agreement, to assume control of such defense. Any advancement obligations of the Trust hereunder shall be limited to the assets of the applicable Fund in accordance with the series liability limitations set forth in this Agreement. The Trust may offset any amounts subject to repayment against future payments otherwise due to GFS.

c.GFS shall indemnify and hold the Trust and its trustees, officers, and employees (collectively the “Trust Indemnified Parties”) harmless from and against any and all Losses that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by GFS as a result of GFS’ material breach of this Agreement, or from GFS’ bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of GFS, its successors and assigns, notwithstanding the termination of this Agreement. GFS’ total liability to the Trust under this Agreement shall not exceed the total fees paid to GFS by the Trust over the prior three (3) years.

d.In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefore.

e.In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, GFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. GFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of GFS. GFS agrees that it shall, at all times, have reasonable business continuity and disaster contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect GFS’ premises and operating capabilities at any time during regular business hours of GFS, upon reasonable notice to GFS. Moreover, GFS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of GFS relating to the services provided by GFS under this Agreement.

f.Notwithstanding anything herein to the contrary, GFS reserves the right to reprocess and correct administrative errors at its own expense.

g.In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. Unless it reserves any rights to deny indemnification, the indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim and shall be totally responsible for any liability of the indemnitee, and the indemnitee shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

h.The indemnity and defense provisions set forth in this Section 10 shall survive the termination and/or assignment of this Agreement subject to applicable statutes of limitation.

i.If GFS is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve GFS of any of its obligations in such other capacity.

j.In conjunction with the tax services provided to the Fund by GFS hereunder, GFS shall not be deemed to act as an income tax return preparer for any purpose including as such term is defined under Section 7701(a)(36) of the IRC, or any successor thereof. Any information provided by GFS to a Fund for income tax reporting purposes with respect to any item of income, gain, loss, or credit will be performed solely in GFS’ administrative capacity. GFS shall not be required to determine, and shall not take any position with respect to whether, the reasonable belief standard described in Section 6694 of the IRC has been satisfied with respect to any income tax item. Each Fund, and any appointees thereof, shall have the right to inspect the transaction summaries produced and aggregated by GFS, and any supporting documents thereto, in connection with the tax reporting services provided to each Fund by GFS. GFS shall not be liable for the provision or omission of any tax advice with respect to any information provided by GFS to a Fund. The tax information provided by GFS shall be pertinent to the data and information made available to GFS, and is neither derived from nor construed as tax advice.

k.The Trust shall, upon the request of GFS, reimburse GFS and its affiliates for the reasonable costs and expenses incurred by GFS and its affiliates in responding to any subpoena or governmental or regulatory inquiry, investigation, or other information request related to the Trust, any Fund, or the Services provided by GFS under this Agreement to the extent not arising from GFS’ material breach of this Agreement, gross negligence or willful misconduct.

l.Notwithstanding anything to the contrary herein, any obligation of the Trust or a Fund to indemnify, hold harmless, reimburse or otherwise make any payment to GFS or any GFS Indemnified Party pursuant to this Agreement shall be limited to the assets of the particular Fund on whose behalf the obligation arises, and no such obligation shall be enforceable against the assets of the Trust generally or any other series thereof.

11.Proprietary and Confidential Information.

a.GFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities or pursuant to legal process, (iii) to defend a claim brought against GFS arising out of or related to any Services provided hereunder, or (iv) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of GFS or any of its employees, agents or representatives, and information that was already in the possession of GFS prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

b.GFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders. GFS has implemented and will maintain an effective information security program reasonably designed to protect information relating to the shareholders of the Trust (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) ensure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry (including the encryption of data where necessary or appropriate). Upon written request from the Trust, GFS shall provide a written description of its Information Security Program. GFS shall provide related reports and information responding to reasonable due diligence requests regarding its compliance with its Information Security Program and shall notify the Trust, expeditiously and without unreasonable delay, in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any information of a Fund (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). GFS shall promptly investigate, remedy and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. GFS shall bear the cost of the Security Breach to the extent such Security Breach results from GFS’ breach of this Agreement or failure to maintain the Information Security Program in accordance with this Section. In addition to, and without limiting the foregoing, GFS shall promptly cooperate with the Trust or any of its affiliates' regulators at GFS’s expense to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.

c.The Trust agrees on behalf of itself and its trustees, officers, and employees to treat confidentially and as proprietary information of GFS, all non-public information relative to GFS (including, without limitation, information regarding GFS’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by GFS, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the GFS. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from GFS, shall not be subject to this paragraph.

d.The Trust shall not make or change any written representations regarding the services provided by or the responsibilities of GFS or its affiliates under this Agreement, whether in the Trust’s registration statement, offering documents, marketing or promotional materials, policies, or otherwise, that explicitly or implicitly ascribe to GFS or its affiliates any duties or responsibilities under this Agreement that are not specifically stated herein.

e.Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of GFS as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) GFS shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

f.Nothing in this Agreement is intended to limit a party or any other person from affirmatively reporting to, initiating communications directly with, or providing information and documents (with the exception of information or documents that are subject to legal or other applicable privilege) to any governmental entity, regulator, or self-regulatory organization regarding possible violations of law or regulation without prior notice to the disclosing party.

12.Records.

GFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. GFS agrees that records relating to the services to be performed by GFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request, provided, however, that the Trust shall bear the reasonable cost of transfer (including, without limitation, costs related to image conversions), and GFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, the Trust acknowledges and agrees that if the Trust elects to use an FTP or other electronic transmission method to communicate trade instructions to GFS the Trust shall be responsible for maintaining the Trust’s records as they relate to the Trust’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

13.Compliance with Laws.

a.The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the Securities Act; the Exchange Act; the 1940 Act; the Investment

Advisers Act of 1940, as amended; the Internal Revenue Code of 1986, as amended (the “Code”); the Sarbanes-Oxley Act of 2002 (the “SOX Act”); the USA PATRIOT Act of 2001; and the policies and limitations of the Trust relating to its portfolio investments as set forth in its Registration Statement. GFS’ services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board’s oversight responsibility with respect thereto.

b.The Trust shall immediately notify GFS if the investment strategy of any Fund materially changes or deviates from the investment strategy disclosed in the current Prospectus, or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.

c.If, and only to the extent that, the General Data Protection Regulation (EU) 2016/679, as amended (“GDPR”) or the Cayman Islands Data Protection Law, 2017, as amended (“DPL”), are applicable to GFS and the Trust the following provisions shall apply:

i.The parties agree GFS is a “Data Processor” under GDPR and DPL, as applicable, in the performance of its services under this the Agreement. Notwithstanding the foregoing, the parties agree GFS is a “Data Controller” under GDPR and DPL, as applicable, solely for the purpose of fulfilling its own pre-contractual AML/KYC new fund client onboarding obligations. In either case, the Trust shall ensure that all necessary and appropriate consents, disclosures and notices, including data subject consents, are in place to enable the processing of “Personal Data” (as defined by GDPR and DPL) by GFS, the transfer of Personal Data to GFS, and the transfer of Personal Data by GFS to third countries or regulatory organizations.
ii.The parties further agree the Trust is a “Data Controller” under GDPR and DPL, as applicable. The Trust, either alone or jointly with others, determines or controls the content, use, purpose and means of processing the Personal Data.

iii.GFS shall process the Personal Data: (i) in accordance with instructions of the Trust pursuant to this Agreement and any authorized persons list executed pursuant thereto, for the purpose of discharging GFS’ obligations under the Agreement; and (ii) when required by law or regulation, or required or requested by any court or regulator (each a “Processing Order”) to which GFS is subject. In the event GFS receives a request to process Personal Data pursuant to any Processing Order, it shall, to the extent legally permissible and reasonably practicable under the circumstances, notify the Trust prior to processing.

iv.The Trust is solely responsible for developing and implementing its internal policies and procedures with respect to GDPR and DPL.

v.GFS shall:

1.ensure that persons handling Personal Data on its behalf are subject to confidentiality obligations similar to those contained in this Agreement;

2.implement appropriate technical and organizational measures to protect Personal Data including against unauthorized or unlawful processing and against accidental loss, damage or destruction;

3.only appoint sub-processors with the prior written consent of the Trust (standing instructions or general written authorization are sufficient), and only if the sub-processors provide sufficient guarantees in writing to GFS that they have implemented appropriate technical and organizational measures in such a manner that processing will comply with GDPR and DPL, as applicable1;

4.beyond the initial appointment, inform the Trust of any intended material changes concerning the addition or replacement of sub-processors, thereby giving the Trust the opportunity to object;

5.taking into account the nature of the processing, reasonably assist the Trust by appropriate technical and organizational measures, insofar as possible, to enable the Trust to comply with its obligation to respond to requests for exercising a data subject’s rights under GDPR or DPL;

6.provide reasonable assistance to the Trust in ensuring its compliance with obligations regarding Personal Data breaches, data protection impact assessments and prior consultation subject to the nature of the processing and the information reasonably available to GFS, and inform the Trust of Personal Data breaches without undue delay;

7.at the written direction of the Trust, delete or return all Personal Data to the Trust after the end of the provision of services under the Agreement relating to processing, and delete existing copies of Personal Data unless applicable law or internal data retention or backup procedures require the storage of such Personal Data; and

8.make available to the Trust all information reasonably necessary to demonstrate compliance with GDPR or DPL, as applicable, and allow for and reasonably cooperate with audits, including inspections, conducted by the Trust or its auditor; and immediately inform the Trust if, in its opinion, the Trust’s instructions regarding this subsection infringes on GDPR or DPL.

vi.Each party shall comply with any other applicable law or regulation which implements GDPR and DPL in relation to the Personal Data. Nothing in the Agreement shall be construed as preventing either party from taking such other steps as are necessary to comply with GDPR, DPL or any other applicable data protection laws.

14.Term of Agreement; Amendment.

a.This Agreement shall become effective as of the last date written on the signature page and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least ninety (90) days prior to the end of the then current term that it will not be renewing the Agreement.

b.Subject to Section 15, this Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving ninety (90) days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.
1 For the avoidance of doubt, GFS’ affiliates and third party software providers will be used as sub-processors under this Agreement, and the Trust hereby authorizes such use.

c.GFS may terminate this Agreement immediately (in whole or with respect to one or more Funds) if the continued service of such Funds or the Trust would cause GFS or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, or if the Funds or the Trust (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with the Funds or the Trust would reflect unfavorably upon GFS’ reputation, provided that in such event GFS shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Funds or the Trust to a successor service provider.

d.This Agreement shall automatically terminate with respect to any Funds with respect to which the Trust fails to maintain an effective registration statement under the 1940 Act and, if applicable, the Securities Act, or appropriate state securities law filings as necessary to enable the Trust to make a continuous public offering of its shares with respect to such Fund.

e.This Agreement may be terminated by the non-breaching party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party.

f.This Agreement may not be amended or modified in any manner except by written agreement executed by GFS and the Trust and authorized or approved by the Trust’s Board.

15.Early Termination.

In the absence of a breach of a material term of this Agreement, should the Trust elect to terminate this Agreement (in whole or with respect to one or more Funds) prior to the end of the then current term, the Trust agrees to pay the following fees with respect to each Fund subject to the termination:

a.all fees associated with converting services to successor service provider;
b.all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
c.all monthly fees through the remaining term of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund); and
d.all miscellaneous costs associated with a. and b. above.

16.Duties in the Event of Termination.

In the event that, in connection with termination, a successor to any of GFS’ duties or responsibilities hereunder is designated by the Trust by written notice to GFS, GFS will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by GFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which GFS has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from GFS’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust. The Trust shall also pay any fees associated with record retention and/or tax reporting obligations that GFS is obligated under applicable law, regulation, or rule to continue following the termination. GFS is authorized to destroy such books, records, and other data following termination in accordance with its record retention policy and applicable regulatory requirements if the Trust or its designee do not take possession of such records.

17.Assignment.

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of GFS, or by GFS without the written consent of the Trust accompanied by the authorization or approval of the Trust’s Board.

18.Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

19.No Agency Relationship.

a.Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

b.The Trust acknowledges that the Board and officers of the Trust are responsible for management of the Trust and Fund and that GFS has no duties or obligations to manage or control the Trust or any Fund. Any duties and obligations of GFS are strictly limited to those set forth herein.

c.The Trust acknowledges and agrees that if any employee of GFS or any of its affiliates serves as a trustee of the trust such person is serving in their own individual capacity at the pleasure of the shareholders of the Trust and not as a representative or under the direction of GFS or any of its affiliates.

d.The Trust acknowledges and agrees that if any employee of GFS or any of its affiliates serves as an officer of the trust, or in any other similar capacity, such person is engaged in such position at the direction of, and subject to the supervision and oversight of, and removal by, the Board of the Trust, and when such person is acting in such capacity they are doing so on behalf of the Trust and not as a representative or under the direction of GFS or any of its affiliates.

20.Services Not Exclusive.

Nothing in this Agreement shall limit or restrict GFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

21.Invalidity.

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

22.Regulatory Services.

Nothing in this Agreement shall be deemed to appoint GFS or any of its officers, directors or employees as the Trust attorneys, form attorney-client relationships or require the provision of legal advice. No work performed by employees of GFS or its affiliates (whether relating to assisting in the preparation or filing of regulatory materials, compliance with applicable laws, rules, or regulations, or otherwise) shall constitute legal advice. The Trust acknowledges that employees of GFS and its affiliates who are attorneys do not represent the Trust and the Trust is responsible for engaging its own legal counsel to review all services provided by GFS and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between the Trust and GFS (or any employee of GFS or its affiliates), any information provided may not be privileged and may be subject to compulsory disclosure.

23.Notices.

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, to the other party’s address set forth below:
    Notice to GFS shall be sent to:
U.S. Bank Global Fund Services
777 E. Wisconsin Ave.
Milwaukee, WI 53202
Attn: GFS Contracts

and notice to the Trust shall be sent to:
Hotchkis & Wiley Funds
601 South Figueroa Street
39th Floor
Los Angeles, CA 90017
Attn: President
Email: hwadmin@hwcm.com
24.No Third-Party Rights.

Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of any Fund) any legal or equitable right, remedy or claim under or with respect to this Agreement, other than the limited third party rights of the Data Providers as expressly set forth herein.

25.Limitation of Liability.

The Trust is a Delaware statutory trust organized in series of which each Fund constitutes one such series. Pursuant to the Agreement and Declaration of Trust of the Trust and Section 3804(a) of the Delaware Statutory Trust Act, there is a limitation on liabilities of each series such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Fund are enforceable against the assets of such Fund only, and not against the assets of the Trust generally or the assets of any other series thereof.

26.Multiple Originals; Electronic Signatures.

a.This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

b.This Agreement may be executed by means of electronic signatures, and a signed copy of this Agreement transmitted by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

SIGNATURE PAGES FOLLOW

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer effective as of the last date written below.

HOTCHKIS & WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC
By: /s/Anna Marie Lopez	By: /s/ Elizabeth B. Scalf
Name: Anna Marie Lopez	Name: Elizabeth Scalf
Title: President	Title: Senior Vice President
Date: July 1, 2026	Date: July 2, 2026

EXHIBIT A
Fund List
Separate Series of Hotchkis & Wiley Funds
Name of Mutual Fund Series

Hotchkis & Wiley Opportunities Fund*
Hotchkis & Wiley Large Cap Disciplined Value Fund
HW Opportunities MP Fund
Hotchkis & Wiley Large Cap Fundamental Value Fund
Hotchkis & Wiley Mid-Cap Value Fund*
Hotchkis & Wiley Small Cap Value Fund
Hotchkis & Wiley High Yield Fund*
Hotchkis & Wiley Global Value Fund*
Hotchkis & Wiley Small Cap Diversified Value Fund
Hotchkis & Wiley International Value Fund*
Hotchkis & Wiley International Small Cap Diversified Value Fund*

*Includes an ETF Share Class

Name of ETF Series

Hotchkis & Wiley SMID Cap Diversified Value Fund

EXHIBIT B
Services

For purposes of this Exhibit B and all services described herein applicable to ETF Series, such services shall apply mutatis mutandis to any ETF Share Class, to the extent such services are relevant to the structure and operation of such ETF Share Class.

CORE SERVICES FOR BOTH FUND SERIES AND ETF SERIES

I.Fund Administration & Portfolio Compliance Services

A.General Fund Administration

1.Act as a liaison among Fund Service providers.

2.Supply non-investment-related statistical and research data as requested

3.Digital Board Services as described in Exhibit E

4.Coordinate the Trust’s Board communications, such as:

a.Prepare meeting agendas and resolutions, with the assistance of Fund counsel.

b.Prepare reports for the Board based on financial, tax and administrative data.

c.Assist with the information provision to the Funds’ independent registered public accounting firm (“IRPAF”).

d.Monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.

e.Prepare minutes of meetings of the Board, committee meetings, and Fund shareholders subject to the review and approval of the Board and legal counsel for the Funds.

f.Calculate dividends for review, approval, and ratification by the Board and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

g.Attend Board meetings (including committee meetings) and present materials for the Board’s review at such meetings.

h.If and for so long as the Trust has elected to use the Comprehensive Digital Services as described in Exhibit E, post materials to the Board’s web portal (Diligent).

i.Maintain general Board calendars and regulatory filings calendar.

5.Audits/Examinations:

a.For the annual Fund audit, prepare appropriate schedules and materials. Provide requested information to the IRPAF and facilitate the audit process.

b.For SEC or other regulatory examinations, provide requested information to the Trust to assist the examination process.

6.Pay Fund expenses upon written authorization from the Trust.

7.Keep the Trust’s governing documents, including its charter, bylaws and minutes, but only to the extent such documents are provided to GFS by the Trust or its representatives for safe keeping.

B.Compliance Support:

1.Regulatory Compliance Support

a.Test compliance with portfolio holdings limitation under applicable 1940 Act requirements on a quarterly basis.
b.Test on a quarterly basis each Fund’s compliance, on a post-trade basis, with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”) included in its registration statement on Form N-1A (or similar documents) filed with the SEC (“Registration Statement”). Provide the results of such testing to the Trust.

c.Provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of GFS’ compliance program as it relates to the Trust, provided the same shall not be deemed to change GFS’ standard of care as set forth herein or to broaden any duties or obligations of GFS set forth here.

d.In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act, GFS will provide the Trust’s Chief Compliance Officer with reasonable access to GFS’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in Rule 38a-1) involving GFS that affect or could affect the Trust or any Fund.

2.SEC Registration and Reporting Support:

a.Assist Fund counsel with respect to filings of the Registration Statement.

b.Assist Fund counsel in the preparation and filing of the annual and semiannual shareholder reports and other filings (e.g., Form N-CEN, Form N-CSR, Form N-PORT, and Rule 24f-2 notices). As requested by the Trust or any Fund, prepare and file Form N-PX and Form N-RN.

c.Coordinate the printing, filing and mailing (including delivery to intermediaries who print and mail to their own clients) of Prospectuses and shareholder reports, and amendments and supplements thereto.

d.File the fidelity bond under Rule 17g-1 of the 1940 Act.

e.Monitor sales of Fund shares and ensure that such share are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

f.Assist Fund counsel in preparation of proxy statements, repurchase offers, tender offers and information statements, as requested by the Funds.

g.Prepare the tailored shareholder reports.

h.While GFS shall assist in the preparation and filing of the materials noted above, the Trust acknowledges and agrees that GFS is not ultimately responsible for the content of such materials and shall not be held to be the maker of statements or opinions in any such materials unless GFS expressly agrees in a writing to be filed with such materials.

3.IRS Compliance Support:

a.Test on a quarterly basis the Fund’s status as a regulated investment company under Subchapter M of the Code, including review of the following:

i.Diversification requirements.

ii.Qualifying income requirements.

iii.Distribution requirements.

b.Calculate required annual excise distribution amounts for the review and approval of Fund management and/or its IRPAF.

C.Financial Reporting

1.Provide financial data required by the Registration Statement.

2.Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board, the SEC, and the IRPAF.

3.Maintain the Funds’ general ledger and assist in the preparation of the Funds’ financial statements.

4.Compute the yield, total return, expense ratio and portfolio turnover rate of the Funds.

5.Monitor expense accruals and make adjustments as necessary; notify the Fund’s management of adjustments expected to materially affect the Fund’s expense ratio.

6.Prepare financial statements subject to review and approval from the Fund and the Fund’s auditors, which include the following items:

a.Schedule of Investments

b.Statement of Assets and Liabilities

c.Statement of Operations

d.Statement of Changes in Net Assets

e.Statement of Cash Flows (if applicable)

f.Financial Highlights

g.Financial data for inclusion in Notes to Financial Statements

7.Prepare broker security transaction summaries in accordance with Rule 31a-1(b)(9).

8.Report performance and other portfolio information to outside reporting agencies as directed by the Fund and assist in resolution of errors reported by such outside reporting agencies.

D.Tax Reporting

1.Prepare for the review of the IRPAF and/or Fund management the federal and state tax returns including Form 1120 RIC and applicable state returns including any necessary schedules. GFS will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund management and/or its IRPAF. File on a timely basis appropriate federal and state tax returns including Forms 1120/8613, with any necessary schedules or extension requests.

2.Provide the Fund’s management and IRPAF with tax reporting information pertaining to the Funds, as available to GFS.

3.Prepare Fund financial statement tax disclosures for the review and approval of Fund management and/or the Funds’ IRPAF.

4.Prepare and file on behalf of Fund management Form 1099 NEC for payments to disinterested trustees and other qualifying service providers.

5.Monitor wash sale losses.

6.Calculate Qualified Dividend Income (“QDI”) for qualifying Fund shareholders.

7.Assist in the determination of the taxable/non-taxable nature of corporate actions.

8.Provide reports to assist the Fund with tax loss harvesting.
9.Assist with the determination of whether portfolio holdings will yield bad income.

10.Provide FATCA/FBAR reporting.

11.Respond to IRS and other tax regulatory agency notices.

12.Assist with Passive Foreign Investment Company (PFIC) monitoring.

E.If the Trust so elects, GFS shall provide additional services that are further described in the fee schedule on Exhibit C.

II.Fund Accounting Services

A.Portfolio Accounting Services:

1.Maintain the security master file for each Fund.

2.Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Funds’ investment adviser.

3.Track and properly reflect corporate actions (e.g., stock splits, dividends, mergers, rights issuances, spin-offs, etc.) impacting the securities positions held by the Funds.

4.As of the close of business on each day the Funds value their portfolio positions (each, a “Valuation Date”), obtain prices from a pricing source approved by the Board or its valuation designee and apply those prices to the Funds’ portfolio positions (also hereinafter referred to as “securities”). For those securities where market quotations are not readily available, the Board or its valuation designee shall determine fair value. GFS shall be entitled to rely on such prices and/or fair valuations without investigation or verification.

5.Identify interest and dividend accrual balances as of each Valuation Date and calculate gross earnings on investments for each accounting period.

6.Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each Valuation Date.

7.On a daily basis, reconcile cash of the Funds with the Funds’ custodian and/or prime brokerage account(s).

8.Transmit a copy of the Funds’ portfolio valuations to the Funds’ investment adviser(s) daily.

9.Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.Expense Accrual and Payment Services

1.For each Valuation Date, monitor the expense accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

2.Process and record payments for Fund expenses.

3.Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by GFS and the Trust.

4.Provide expense accrual and payment reporting.

C.NAV Calculation and Financial Reporting Services

1.Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Funds’ transfer agent on a timely basis.

2.Apply equalization accounting as directed by the Funds.

3.Determine net investment income (earnings) for the Funds as of each Valuation Date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each Valuation Date.

4.Determine the net asset value of the Funds according to the accounting policies and procedures set forth in each Fund's current Prospectus.

5.Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Funds.

6.Communicate to the Funds, at an agreed upon time, the per share net asset value for each Valuation Date.

7.Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

8.Prepare monthly security transactions listings for each Fund.

D.Tax Accounting Services

1.Maintain accounting records for the investment portfolio of the Funds.

2.Maintain tax lot detail for each Fund’s investment portfolio.

3.Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.

4.Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.Audit Support Services

1.Support reporting to regulatory bodies and financial statement preparation by making the Funds’ accounting records available to the Funds, the SEC, and the Funds’ independent registered public accounting firm (“IRPAF”), in each case as requested by a Fund.

2.Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Funds in connection with any certification required of a Fund pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change GFS’ standard of care as set forth herein.

3.Cooperate with the Funds’ IRPAF and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such IRPAF for the expression of their opinion on the Funds’ financial statements, without any qualification as to the scope of their examination.

F.If the Trust so elects, GFS shall provide the Rule 2a-5 supplemental services described on, and subject to the terms and conditions of, Exhibit F.

G.If the Trust so elects, GFS shall provide the Rule 18f-4 supplemental services described on, and subject to the terms and conditions of, Exhibit G.

III.Transfer Agent, Shareholder & Account Services

A.Record the issuance of shares of the Trust and maintain a record of the total number of shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized shares. GFS shall have no obligation, when recording the issuance of Shares, to monitor the number of issued shares relative to the number of authorized shares.

B.Prepare ad-hoc reports as necessary.

CORE SERVICES SPECIFIC TO FUND SERIES

I.Blue Sky Compliance Support:

A.Prepare and file initial registrations and renewals at the Trust’s expense with state securities authorities in specific states/territories or all fifty states and territories (District of Columbia, Guam, Puerto Rico, and the U.S. Virgin Islands) as instructed by the Trust. GFS is not responsible for preparing or filing with the SEC or any state authority any registrations on Form D.

B.Establish sales data feeds (at the Trust’s expense) from applicable financial intermediaries with shareholder accounts for the Fund(s) to monitor daily sales activity.

C.Monitor daily sales activity from direct shareholder accounts and intermediary sales data feeds to identify U.S. jurisdictions necessitating new registrations or additional sales permits.

D.Obtain additional permits at the Trust’s expense where appropriate unless the Trust requires approval prior to obtaining additional permits.

E.Evaluate sales activity for exemptions based on sales to existing shareholders in applicable states. The Trust is responsible for instructing GFS regarding any additional accounts or transactions that may be eligible for an exemption.

II.Transfer Agent, Shareholder & Account Services

A.With respect to ETF Share Classes, GFS shall perform transfer agency and related services in a manner that accommodates both exchange-traded operational requirements and class-level accounting and recordkeeping within the applicable Fund Series.

B.Maintain records of the accounts for each Fund shareholder including the following information: (i) name, address and United States Tax Identification or Social Security number; (ii) number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account; (iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account; and (vi) Information with respect to tax withholdings.

C.Receive and process all orders for transactions of shares in accordance with applicable statutes, rules and regulations under the 1940 Act and other relevant law, and as specified in the Fund’s Prospectus and statement of additional information (or similar disclosure documents) as filed from time to time with the SEC.

D.Process purchase and redemption orders with prompt delivery, where appropriate, of payment and supporting documentation to the shareholder based on the shareholder’s or the Fund’s custodian instructions, and record the appropriate number of shares being held in the appropriate shareholder account.

E.Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian. Calculate and impose any redemption or exchange fees as may be applicable under the Prospectus.

F.Pay proceeds upon receipt from the Fund's custodian, where relevant, in accordance with the instructions of redeeming shareholders and the terms of the Prospectus.
G.Process transfers of shares in accordance with the shareholder's instructions, after receipt of appropriate documentation from the shareholder as specified in the Prospectus.

H.Process exchanges between Funds and/or conversions between shares classes of Funds in accordance with the procedures described in the Prospectus.

I.Prepare and transmit payments, or apply reinvestments for income dividends and capital gains distributions declared by the Trust with respect to a Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions and the Prospectus.

J.Serve as the Fund’s agent in connection with systematic plans including systematic investment plans, systematic withdrawal plans, and systematic exchange plans.

K.Maintain and make changes to shareholder records, including account names, addresses and investment or withdrawal plans (e.g., systematic investment and withdrawal and dividend reinvestment), upon presentation of proper documentation.

L.Handle sales load and multi-class transaction processing, including rights of accumulation and purchases by letters of intent, in each case in accordance with the Prospectus.

M.Assist with mailing shareholder reports, Prospectuses and all other communications to shareholders required to be sent by the 1940 Act and the rules and regulations thereunder to all current shareholders of record, at intervals required by applicable law, including the 1940 Act and the rules and regulations thereunder or at the request of the Trust.

N.Collect counts from the record shareholders who are themselves financial intermediaries with clients who are Fund shareholders of beneficial interest (the “Beneficial Shareholders”) and assist such financial intermediaries to provide an adequate number of Prospectuses, shareholder reports and all other communications to Beneficial Shareholders required to be sent by applicable law, including the 1940 Act and the rules and regulations thereunder.

O.Prepare and file U.S. Treasury Department Forms 1099, 5498 and other appropriate information returns required with respect to dividends and distributions for all shareholders.

P.Provide shareholder account information upon shareholder or Fund requests and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust.

Q.Provide to the Trust, promptly upon request, the Taxpayer Identification Number or other identifying information of any shareholder that purchased, redeemed, transferred or exchanged shares of the Funds, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges.

R.Assist in monitoring shareholder transaction activity for the purposes of identifying transaction activity that may be excessive to the Funds or their shareholders as outlined in the Prospectus.

S.Execute on any directly held investor account with the Transfer Agent any instructions from the Trust to restrict or prohibit further purchases or exchanges of a Fund’s shares by a shareholder of record who has been identified by the Trust as having engaged in transactions of a Fund’s shares that violates applicable law or any policies established by the Trust for the purposes of eliminating or reducing any dilution of the value of the outstanding securities issued by the Funds.

T.Mail and/or obtain shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate federal or state authorities any taxes to be withheld on dividends and distributions paid by a Fund, all as required by applicable federal and state tax laws and regulations.

U.Provide a daily report of the total number of shares of a Fund sold in each state to enable the Trust or its agent to monitor such sales for blue sky law purposes.

V.Answer telephone calls and correspondence from Fund shareholders, securities brokers and others relating to GFS’ duties hereunder within required time periods established by regulation and agreed-upon service levels (as applicable).

W.Reimburse a Fund each month for all material losses resulting from “as of” processing errors for which GFS is responsible in accordance with GFS’ “as of” processing guidelines.

X.Calculate average assets held in shareholder accounts for purposes of paying Rule 12b-1 and/or shareholder servicing fees as directed by a Fund.

Y.Provide service and support to financial intermediaries including trade placements, settlements and corrections.

Z.After receiving specific written authorization from an officer of the Trust, enter into an agreement on behalf of the Funds that appoints one or more designated financial intermediaries as agents of the Funds for the limited purpose of accepting orders for the purchase, exchange, and/or redemption of shares of the Funds in accordance with the Prospectus and Rule 22c-1 under the 1940 Act.

AA.In the event (i) GFS directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) a Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to GFS, or (iii) a Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to GFS, GFS will act in accordance with any applicable written instructions or procedures in effect between the Trust and GFS. "Legal Process Item" means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at GFS or a Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. GFS may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

AB.GFS agrees to reasonably cooperate with and assist the Trust with the filing by the Trust or any Fund and/or its respective officers and auditors of certifications or attestations as required by applicable law and will furnish such certifications and sub-certifications from relevant officers of GFS with respect to the services and recordkeeping performed by GFS under this Agreement as the Trust shall reasonably request. GFS shall also make available to the Trust on an annual basis a copy of its SOC1 report.

AC.Provide the following administrative services for accounts that are (a) a Traditional, SEP, Roth, SIMPLE, or other types of individual retirement account within the meaning of Section 408 of the Code, or (b) a "CESA,” hereby defined to mean a Coverdell educational savings account within the meaning of Section 530 of the Code (each, a “Tax Advantaged Account”), in each case only with respect to accounts for which a qualified affiliate of GFS is separately serving as the custodian (a “Custodied Account”) and to the extent the particular administrative service is appropriate under the Code (as hereinafter defined), subject to applicable terms and conditions of the Code, this Agreement, appropriate written procedures, account documentation and a Fund's Prospectus:

1.Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase shares of a Fund and keep appropriate records of contributions for tax reporting purposes;

2.Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

3.Send blank designation of beneficiary forms to beneficial owners of Custodied Accounts (“Participants”) and process designation of beneficiary forms completed and received from Participants in good order;

4.Process instructions received in good order for exchanges of Fund shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

5.Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

6.Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable;

7.Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, any required annual notice regarding federal tax withholding; and

8.Upon the receipt of a request to open a Custodied Account, provide appropriate account documentation to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code.

The Trust, at the reasonable request of GFS and in accordance with all applicable provisions of the Code, shall assist the custodian to the Custodied Accounts to transfer said accounts to a successor custodian meeting all qualifications under the Code.

AD.If the Trust so elects, GFS shall provide the Digital Investor, Digital Investor Institutional, Vision Electronic Statement, Chat, and INFORMATM services described on, and subject to the terms and conditions of, Exhibit H.

AE.Mutual Fund Profile II Services

1.Duties and Responsibilities of GFS for MFP II Services

a.Input and maintain Fund data information into DTCC’s MFP II services for the Trust as further described below.

b.Gather Fund data from the Trust and any other such applicable sources.

c.Input pertinent data into MFP II, including CUSIP numbers, account minimums, allowable social codes, blue sky registered states, 12b-1 information, breakpoint linking rules, and other Fund information.

d.Ongoing maintenance of existing data in MFP II, including adds/deletes, as necessary.

e.Annual review of information in MFP II and remediation as needed.
f.Notify the Trust of proposed additions, deletions, or revisions of data to be included in MFP II and release such data for publication in MFP II after review and authorization by the Trust.

g.Assist the Trust in verifying the accuracy of any of the information entered into MFP II.

2.Duties and Responsibilities of the Trust for MFP II Services

a.The Trust shall furnish to GFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

b.The Trust shall review all data that GFS enters, deletes, or modifies in MFP II. The Trust shall provide written confirmation to GFS that it has reviewed such entry, deletion, or modification, that such data is correct, and that it authorizes GFS to release such entry, deletion, or modification in MFP II. The parties acknowledge and agree that GFS will not enter any data into MFP II, or make any deletions or modifications to data in MFP II, without such written authorization.

c.The Trust acknowledges that GFS is not responsible for determining or confirming the accuracy of the information provided to GFS by third parties.

CORE SERVICES SPECIFIC TO ETF SERIES

The provisions of this Agreement relating to the creation and redemption of Shares in Creation Units, Authorized Participants, and related operational processes shall apply, as applicable, to ETF Share Classes. Any references to Authorized Participants, Authorized Participant Agreements, and Distributor functions with respect to ETF Series shall apply, as applicable, to ETF Share Classes. The custody and settlement provisions applicable to ETF Series shall apply, mutatis mutandis, to ETF Share Classes.

I.SEC Registration and Reporting Support

A.Assist Fund counsel with application for exemptive relief, when applicable.

II.Transfer Agent, Shareholder & Account Services

A.GFS shall provide the following transfer agent and dividend disbursing agent services to the Trust with respect to each Fund.

1.Facilitate purchases and redemption of Creation Units;
2.Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Fund;

3.Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

4.Prepare and transmit to the Trust and to any applicable securities exchange (as specified to GFS by the Trust) information with respect to purchases and redemptions of Shares;

5.On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to GFS and the Trust the number of outstanding Shares;

6.On days that the Trust may accept orders for purchases or redemptions (pursuant to the Authorized Participant Agreement), transmit to the Trust and DTC the amount of Shares purchased on such day;

7.Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

8.Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

9.Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

10.Maintain those books and records of the Trust specified by the Trust and agreed upon by GFS;

11.Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such business day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

12.Receive from the Distributor or from its agent purchase orders from Authorized Participants (as defined in the Authorized Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the NSCC, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Funds;

13.Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Trust’s custodian, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the NSCC, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder for each of the respective Funds; and
14.Confirm the name, U.S. taxpayer identification number and principal place of business of each Authorized Participant.

ADDITIONAL AND SUPPLEMENTAL SERVICES
Any additional or supplemental services not listed above may be provided from time to time upon mutual agreement of the parties, subject in all cases to the terms and conditions of this Agreement. Any such additional or supplemental services shall be provided at the fees specified on Exhibit C or at GFS’ then current standard rates for such services if not specified.

GFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

EXHIBIT C
Fees

Fees applicable to Mutual Fund Series
Fund Accounting Services Fee Schedule
Annual Fee Based Upon Average Net Assets for the Fund Complex:
[...] basis points on the first $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the balance

Minimum Annual Complex Fee: $[...] per fund
New ETF Share Class Fee: $[...] per share class
All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
$[...] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$[...] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$[...] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$[...] – Interest Rate Swaps, Foreign Currency Swaps
$[...] – Bank Loans
$[...] – Swaptions
$[...] – Intraday money market funds pricing, up to [...] times per day
$[...] – Credit Default Swaps
$[...] per Month Manual Security Pricing (>[...]per day)
NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
$[...] per Foreign Equity Security per Month
$[...] per Domestic Equity Security per Month
$[...] per CMOs, Asset Backed, Mortgage Backed Security per Month

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Master/Feeder structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Chief Compliance Officer Support Fee
$[...] per year per fund complex

Fees are calculated pro rata and billed monthly.

EXHIBIT C (Cont.)
Fund Administration & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets for the Fund Complex:
[...] basis points on the first $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the balance

Minimum Annual Complex Fee: $[...] per fund

Services Included in Annual Fee per Fund:
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre- and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services – M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns and Capital Gain Dividend Estimates

Tax Preparation Services: $[...] per year, per Fund

Third Party Administrative Data Charges (descriptive data for each security)
$1 per security per month for fund administrative data

SEC Modernization Requirements
Form N-PORT – $[...] per year, per Fund
Form N-CEN – $[...] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Legal Administration Services

Subsequent new fund launch – $[...] per project
Subsequent new share class launch – $[...] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements
Annual legal update – $[...] per project
Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications
Chief Compliance Officer Support Fee
$[...] per year per fund complex

EXHIBIT C (Cont.)

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Per Account Fees:
Open Direct – Load:             $[...]
Open Direct – No-Load        $[...]
Open Direct – Level 3            $[...]
Closed (zero balance) Accounts     $ [...]

Annual Fee Based Upon Average Net Assets for the Fund Complex:
[...] basis point on the first $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the balance

New ETF Share Class Fee:  $[...] per share class
(Note: ETF share class net assets not subject to Annual Basis Point Fees)

Included in Annual Basis Point Fee (Based on services and expenses in effect on 10/1/2018):

•Miscellaneous fees and expenses such as telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development omnibus conversions, FATCA and other compliance mailings, electronic document archiving, Fan Web, cost basis reporting, dealer reclaim services, literature fulfillment , CUSIP setup, MARS Sales Reporting & Compliance Service, as noted in the standard fee schedule below.

•Additional services not included shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
To the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided as noted above (e.g., compliance with new liquidity risk management and SEC Modernization reporting requirements, etc.), additional fees may apply. Charges for extraordinary expenses, modifications to existing service or services added after the date of the agreement may be charged at the current rate, or as mutually agreed upon.

Chief Compliance Officer Support Fee
$[...] per year per fund complex

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
Fees are calculated pro rata and billed monthly.

EXHIBIT C (Cont.)

Fees applicable to ETF Series

For the avoidance of doubt, the following fee schedule shall not apply to an ETF Share Class.

Fund Administration & Portfolio Compliance Services Fee Schedule
The following reflects the greater of the basis point fee or annual minimum where Hotchkis & Wiley Capital Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Annual Fee Based Upon Average Net Assets for the Fund Complex:
[...] basis points on the first $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the balance

Minimum Annual Complex Fee: $[...] per fund
Services Included in Annual Fee per Fund:
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre- and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services – M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns and Capital Gain Dividend Estimates

Tax Preparation Services: $[...] per year, per Fund

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

EXHIBIT C (Cont.)
Appendix A
Administration Services (in addition to the Base Fee)
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[...] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees
•$[...] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[...] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$[...] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[...] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[...] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements
Form N-PORT – $[...] per year, per Fund
Form N-CEN – $[...] per year, per Fund
Tailored shareholder reporting - $[...] per year, per Fund (first class), $[...] per year for each additional class
Chief Compliance Officer Support Fee
CCO support annual fee of $[...] per fund complex This fee includes:
Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines
Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
Quarterly CCO teleconferences and other periodic events and webinars
CCO forums held periodically throughout the year in major cities
Annual client conference which includes CCO roundtable discussions
Note: the CCO Support team does NOT serve as the Fund CCO
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end
Prepare tax footnotes in conjunction with fiscal year-end audit
Prepare Form 1120-RIC federal income tax return and relevant schedules
Prepare Form 8613 and relevant schedules
Prepare Form 1099-MISC Forms

Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing
Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

EXHIBIT C (Cont.)
Appendix B
OPTIONAL Services for Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)
Daily Compliance Services
■$ [...] per fund group per year - Base fee
■Additional fee of $[...] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[...]
Full Derivatives User (no OTC derivatives)	$[...]
Full Derivative User (with [...] OTC derivatives)	$[...]
Full Derivative User (with [...] or more OTC derivatives)	$[...]
Closed Fund Data Maintenance Fee	$[...]
*Additional fees may apply from index providers Section 15(c) Reporting
$[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Fees for Special Situation:
Fee will be accessed.

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$[...]
More than 5% but less than 25%	$[...]
25% or more	$[...]
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price1 (USD)
Base Fee	$[...]
Per User Fee2	$[...]
Per Separate Committee3 Fee	$[...]
1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025

2 Per user fee applies to all users excluding any USBGFS employee who is not an officer in a Multiple Series Trust sponsored by USBGFS.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	[...]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Optional Tax Services
Additional services excluded from the Base Fee are:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[...] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
State tax returns - (First two included in core services) – $[...] per additional return

Tax Reporting – C-Corporations Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[...] Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[...] per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

EXHIBIT C (Cont.)

Fund Accounting Services Fee Schedule
Annual Fee Based Upon Average Net Assets for the Fund Complex:
[...] basis points on the first $[...] billion
[...] basis points on the next $[...] billion
[...] basis points on the balance

Minimum Annual Complex Fee: $[...] per fund
All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

EXHIBIT C (Cont.)
Appendix A
Accounting Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated [...] pricing days annually)
$[...] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
$[...] – Interest Rate Swaps, Foreign Currency Swaps
$[...]- Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[...] – Interest Rate Swaps, Foreign Currency Swaps
o$[...] – Swaptions
o$[...]– Credit Default Swaps
$[...] Intraday money market funds pricing, up to [...] times per day
$[...] per Month Manual Security Pricing (>[...]per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[...] per Foreign Equity Security per Month for Corporate Action Services
$[...] per Domestic Equity Security per Month for Corporate Action Services
$[...] per CMO and Asset Backed Security per Month / $[...] for ETF Funds per month for Factor Services
$[...] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[...] per Fixed Income Security per Month for ETF funds only for ETF income projections

All Data Service charges are subject to change based on cost increases from underlying data providers.

Chief Compliance Officer Support Fee
CCO support annual fee of $[...] per fund complex This fee includes:

Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines
Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
Quarterly CCO teleconferences and other periodic events and webinars
CCO forums held periodically throughout the year in major cities
Annual client conference which includes CCO roundtable discussions
Note: the CCO Support team does NOT serve as the Fund CCO

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

EXHIBIT C (Cont.)

Base Fee for Transfer Agent & Account Services

Base Fee for ETF Services
Annual Fee per fund
ETF Order Management    $[...] per fund
ETF Transfer Agency    $[...] per order (Create or Redeem)
Basket Creation
Equities/Cash        [...] bps
International Securities/Derivatives     [...] bps
Fixed AP Fee    TBD/fund Optional Services
ETF Stock Splits    $[...]
ETF Liquidation    $[...]
ETF Slippage Calculations    $[...]/Fund/Year

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.
Chief Compliance Officer Support Fee
CCO support annual fee of $[...] per fund complex This fee includes:
Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines

Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
Quarterly CCO teleconferences and other periodic events and webinars
CCO forums held periodically throughout the year in major cities
Annual client conference which includes CCO roundtable discussions

Note: the CCO Support team does NOT serve as the Fund CCO

EXHIBIT D

Required Provisions of Data Service Providers

•The Trust shall use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party, except as may otherwise be expressly agreed to by the Data Provider.
•The Trust will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).
•The Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Data, (b) not use the Data for any purpose independent of those for which it is provided by the Data Provider, and (c) exculpate the Data Provider, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the Data (including expressly disclaiming all warranties).
•The Trust will treat the Data as proprietary to the Data Provider. Further, the Trust shall acknowledge that the Data Provider is the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.
•The Trust will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Trust’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.
•The Trust shall reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.
•The Trust shall assume the entire risk of using the Data and shall agree to hold the Data Providers harmless from any claims that may arise in connection with any use of the Data by the Trust.
•The Trust acknowledges that the Data Providers may, in their sole and absolute discretion and at any time, terminate GFS’ right to receive and/or use the Data.
•The Trust acknowledges and agrees that the Data Providers are third party beneficiaries of the agreements between the Trust and GFS with respect to the provision of the Data, entitled to enforce all provisions of such agreements relating to the Data.
•THE DATA IS PROVIDED TO THE TRUST ON AN "AS IS" BASIS. GFS, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). GFS, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY,

ACCURACY, COMPLETENESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
THE TRUST ASSUMES THE ENTIRE RISK OF ANY USE THE TRUST MAY MAKE OF THE DATA. IN NO EVENT SHALL GFS, ITS INFORMATION PROVIDERS OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA, BE LIABLE TO THE TRUST, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE TRUST TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF GFS, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

EXHIBIT E

Digital Board Materials

1.Services. GFS shall provide one of the following supplemental digital board services to the Trust (the “Digital Board Services”) as the Fund may elect as described below:

a.Comprehensive Digital Services

i.Full access to the premium version of Diligent’s board portal, including compilation and distribution of all board materials by GFS.

b. Light Digital Offering

i.Compilation of all board materials by GFS into a PDF stored on a OneDrive site to be accessed by the Trust’s Board participants.

2.Compensation. The Trust shall pay to GFS fees for the Board Services selected in accordance with the fee schedules as follows:

a.Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	[...]
Per User Fee[2]	[...]
Per Separate Committee[3] Fee	[...]

b.Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	[...]

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

2 Per user fee applies to all users excluding any GFS employee who is not an officer of the Trust

3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

3.Selection of Services.

a.Comprehensive Digital Services. The selection of Comprehensive Digital Services shall be binding on the Trust for one year. Following any one year period of Comprehensive Digital Services the Trust may select (i) Comprehensive Digital Services for an additional one year period, (ii) the Light Digital Offering, or (iii) only the basic board services provided under the Agreement.

b.Light Digital Offering. The selection of the Light Digital Offering shall be binding on the Trust for one quarter. Following any quarter for which the Trust has selected the Light Digital Offering the Trust may select (i) Comprehensive Digital Services, (ii) the Light Digital Offering for an additional quarter, or (iii) only the basic board services provided under the Agreement.

4.Third-Party Vendors.

a.The Comprehensive Digital Services are reliant upon services provided by Diligent as a third-party vendor to GFS, and if GFS shall cease to have access to the Diligent services for any reason the obligations of the parties hereto with respect to the Comprehensive Digital Services shall immediately terminate further liability.

b.The Trust agrees that it shall, and it shall cause its Board participants and other users to, comply with any terms of use established by Diligent, applicable to the use of the services and the access to any Diligent portals or electronic sites.

c.The Trust agrees that GFS shall not be responsible or liable for any actions or inactions of Diligent or any other third-party vendor, for any lack of access to any Diligent portal or other electronic site, or for any errors, data loss, or other cyber-security event by Diligent, at or through a Diligent maintained electronic site, or at any other third-party vendor. The Trust acknowledges that Diligent is not responsible for maintaining records of the Trust.

d.GFS MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR SUFFICIENCY OF ANY DATA OR OTHER INFORMATION PROVIDED THROUGH THE DILIGENT PORTALS, ANY DILIGENT ELECTRONIC SITE, OR OTHERWISE THROUGH THE COMPREHENSIVE DIGITAL SERVICES OR THE LIGHT DIGITAL OFFERING.

EXHIBIT F

Rule 2a-5 Supplemental Services

1.If the Trust elects to receive the Rule 2a-5 Supplemental Services, GFS shall provide the following services to the Funds (the “Rule 2a-5 Supplemental Services”):

A.Price Comparison Report

i.The Price Comparison Report is a monthly report showing prices from an alternative source chosen by GFS for certain instruments held by a Fund.

B.Back-testing and Calibration Report

i.The Back-testing and Calibration Report shows (a) the actual buy price for certain instruments held by a Fund compared to the next price used for such instrument in the Fund’s NAV and (b) the actual sale price of certain instruments held by a Fund compared to the prior price used for such instrument in the Fund’s NAV.

C.Adviser Valuation Oversight Report

i.The Adviser Valuation Oversight Report is graphic overview of the Fund’s assets, the pricing sources used by the Fund, the types of prices used, and the preliminary fair value leveling utilized for Form NPORT.

2.The Trust shall pay GFS fees for the Rule 2a-5 Supplemental Services for each Fund receiving such services based upon the number of level 2 instruments (as defined by the Fund’s Topic 820 Report) held by each such Fund as a percentage of that Fund’s total positions in accordance with the following table:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	[...]
More than 5% but less than 25%	[...]
25% or more	[...]

3.The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to GFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in GFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from GFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

4.The alternative pricing information provided in the Rule 2a-5 Supplemental Services is intended for comparison purposes only. THE TRUST IS RESPONSIBLE FOR SELECTING THE PRICING SOURCES USED FOR EACH INSTRUMENT HELD BY EACH FUND FOR CALCULATING THE FUND’S NET ASSET VALUE, FOR DETERMINING THE APPROPRIATE PRICING METHODOLOGIES USED BY EACH FUND, AND FOR DETERMINING THAT THE PRICES USED FOR EACH INSTRUMENT ARE APPROPRIATE. GFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source. Notwithstanding anything else in this Addendum or the Agreement to the contrary, GFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source.

5.GFS shall only include pricing comparison information in the Rule 2a-5 Supplemental Services from third-party sources. GFS shall not be responsible for (i) providing any discretionary or subjective valuation of any instrument, (ii) providing any pricing information not available from a third-party source, (iii) providing any recommendation or opinion on whether a primary price or a comparison price is appropriate, or (iv) determining the appropriate pricing source for any instrument.

6.The Trust acknowledges that it is responsible for determining the suitability and applicability of the information obtained through the Rule 2a-5 Supplemental Services. GFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF INFORMATION PROVIDED IN THE RULE 2a-5 SUPPLEMENTAL SERVICES.

EXHIBIT G

SEC Derivatives Rule 18f-4 Supplemental Services

1.GFS has entered into agreements with Confluence Technologies (“Confluence”) to provide data (the “Confluence Data”) and access for the Trust to Confluence’s web platform (“Platform”) for use in or in connection with the compliance and reporting requirements under the Rule (the “Rule 18f-4 Supplemental Services”).

2.If the Trust elects to receive the Rule 18f-4 Supplemental Services, the Trust shall pay the following additional fees associated with complying with the requirements of the Rule, including the access to the third-party web platform, commencing on the date the Trust begins accessing the third-party web platform:

Offering	Price per Fund per Month*
Limited Derivatives User	[...]
Full Derivatives User (no OTC derivatives)	[...]
Full Derivative User (with [...] OTC derivatives)	[...]
Full Derivative User (with [...] or more OTC derivatives)	[...]
Closed Fund Data Maintenance Fee	[...]
*Additional fees may apply from index providers

3.In connection with the provision of the Confluence Data and access to the Platform, Confluence requires certain provisions to be included in the Agreement. Accordingly, the Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Confluence Data and Platform, (b) not use the Confluence Data for any purpose independent of complying with the requirements of the Rule, (c) exculpate Confluence, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the Confluence Data (including expressly disclaiming all warranties). The Trust further agrees that Confluence shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (c).

4.The Trust acknowledges that it is responsible for determining the suitability and accuracy of the information obtained through its access to the Platform. GFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF FUND DATA, SYSTEMS, INDUSTRY INFORMATION AND PROCESSES ACCESSED THROUGH THE PLATFORM.

5.In the event of termination of the Rule 18f-4 Supplemental Services, the Trust shall immediately end its access to the Platform and return all codes, system access mechanisms, programs, manuals and other written information to GFS, and shall, to the extent reasonably technically practicable and permitted by applicable law, destroy or erase all such information on any storage medium, unless such access continues to be permitted pursuant to a separate agreement.

6.The Trust assumes exclusive responsibility for the consequences of any instructions it may give to GFS, for failure to properly access the Platform in the manner prescribed by GFS, and for the Trust’s failure to supply accurate and complete information to GFS.

7.The Trust must provide GFS with such information as is requested by GFS or Confluence to assist in developing the Confluence Data needed for the Trust’s obligations under the Rule. The Trust must provide GFS with such information as is necessary for GFS to provide the Trust with access to the Platform.

EXHIBIT H

Digital Investor, Digital Investor Institutional, Vision Electronic Statement Service, Chat and INFORMATM

1.Services and Definitions

A.Internet Access – Internet access by Shareholders to their account information and investment transaction capabilities (“Internet Service”). Internet Service is connected directly to the Fund group’s web site(s) through a transparent hyperlink. To the extent offered by the Trust, Shareholders can access, among other information, account information and portfolio holdings within the Funds, view their transaction history, and purchase additional shares through the Automated Clearing House (“ACH”).
B.“InformaTM” means the system made available through DST Output, a wholly owned subsidiary of DST Systems, Inc. (“DST”) known as “InformaTM”

C.“INFORMA Services” means the services that enable DST to make available certain data from DST’s TA2000® mutual fund record-keeping systems through the Internet to authorized Users available to consenting end-users (“User”, as defined below) through the systems known as Digital Investor or Digital Investor Institutional (as defined below), whereby certain electronic statements (“E-Statements”, as further defined below) may be searched, viewed, downloaded and printed. INFORMA Services also include notification to the end-user of the availability of E-Statements and storage of E-Statement documents.

D.“E-Statement” means an electronic version of daily confirms, monthly, quarterly or annual statements, and shareholder tax statements created with investor transaction data housed on DST’s TA2000® mutual fund record keeping system, with images available online via a secure web site.

E.“Vision Electronic Statement Services” – Online account access for broker/dealers, financial planners, and registered investment advisers (“RIAs”).

F.“Chat” – A web-based system to permit Shareholders to engage customer service agents through Internet chat. Services offered through chat are the same as through telephone servicing and include account information, transaction history, account maintenance, purchase, liquidation, etc.

G.“Digital Investor” – An internet portal for Shareholder access

H.“Digital Investor Institutional” – An internet portal for Institutional Shareholder access

I.“Electronic Services” shall consist of those services set out in paragraph A through H above.

J.“End User(s)” or “User(s)” means the consenting person(s) to whom Electronic Services are made available.

2.Duties and Responsibilities of GFS

GFS shall:

A.Make the Internet Service available 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of GFS’ reasonable control. Unless an emergency is encountered, no routine maintenance will occur during the hours of 8:00 a.m. to 3:00 p.m. Central Time.
B.Provide installation services for Electronic Services, which shall include review and approval of the Trust’s network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between the Electronic Services site and the Fund’s web site(s) and testing the network connectivity and performance.
C.Maintain and support the Electronic Services, which shall include providing error corrections, minor enhancements and interim upgrades to the Electronic Services that are made generally available to the Electronic Services customers and providing help desk support to provide assistance to the Trust’s officers and agents with their use of the Electronic Services. Maintenance and support, as used herein, shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by GFS to the Electronic Services customers, as determined solely by GFS or (ii) maintenance of customized features.
D.Establish systems to guide, assist and permit End Users (as defined above) who access the Electronic Services from the Trust’s web site(s) to electronically perform inquiries and create and transmit transaction requests to GFS.
E.Address and mail, at each applicable Fund’s expense, notification and promotional mailings and other communications provided by the Fund to shareholders regarding the availability of the Electronic Services.
F.Prepare and process new account applications received through the Internet Service from Shareholders determined by a Fund to be eligible for such services and in connection with such, the Fund agrees to permit the establishment of Shareholder bank account information over the Internet in order to facilitate purchase activity through ACH.
G.Provide the End User with a transaction confirmation number for each completed purchase, redemption, or exchange of the applicable Fund’s shares upon completion of the transaction. Transactions are not considered in good order, and will not be processed, until the entry of the trade and proper authorization has been completed.  If order entry or authorization occur after market close the transaction will be posted and receive the Net Asset Value for the next business day.

H.Informa, Digital Investor, Digital Investor Institutional, Vision, and E-Statement are provided by a third party (“Third Party Electronic Services”). Third Party Electronic Services utilize commercially reasonable encryption and secure transport protocols intended to prevent fraud and ensure confidentiality of End User accounts and transactions. GFS will take commercially standard actions, including periodic scans of

Internet interfaces and the Electronic Services, to protect the Internet web site(s) that provide the Electronic Services and related network(s), against viruses, worms and other data corruption or disabling devices, and unauthorized, fraudulent or illegal use, by using appropriate anti-virus and intrusion detection software and by adopting such other security procedures as may be necessary.

I.Inform the Trust promptly of any malfunctions, problems, errors or service interruptions with respect to the Electronic Services of which GFS becomes aware.

J.Exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Trust to GFS in writing from time to time, and all “point and click” features of the Electronic Services relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications.

K.Establish and provide to the Trust written procedures, which may be amended from time to time by GFS with the written consent of the Trust, regarding End User access to the Electronic Services and that are reasonably designed to protect the security and confidentiality of information relating to the Funds and End Users.

L.Provide the Funds with daily reports of transactions listing all purchases or transfers made by each End User separately. GFS shall also furnish the Funds with monthly reports summarizing shareholder inquiry and transaction activity without listing all transactions.

M.Annually engage a third party to audit its internal controls for the Electronic Services and compliance with all guidelines for the Electronic Services included herein and provide the Trust with a copy of the auditor’s report promptly.

N.Maintain its systems and perform its duties and obligations hereunder in accordance with all applicable laws, rules and regulations.

O.Be responsible for timely and adequately notifying User via e-mail that the User’s E-Statement is available at the appropriate Internet site.

P.Ensure the E-Statement is available for the User on the Fund’s Internet site for a minimum period of twenty-four (24) months after delivery.

3.Duties and Responsibilities of the Trust

The Fund or the End User, respectively, assume exclusive responsibility for the consequences of any instructions it may give to GFS, its own failure to properly access the Electronic Services in the manner prescribed by GFS, and its failure to supply accurate information to GFS.

The Trust or a Fund, as applicable, shall:

A.Revise and update the applicable Prospectus(es) and other pertinent materials including, without limitation, the fund’s website(s), and obtain all necessary consents and agreements with respect to the Electronic Services (such as user agreements with End

Users), to include the appropriate consents, notices and disclosures for Electronic Services, including disclaimers and information reasonably requested by GFS.
B.Be responsible for designing, developing and maintaining one or more web sites for the Funds through which End Users may access the Electronic Services, including provision of software necessary for access to the Internet, which must be acquired from a third party vendor. Such web sites shall have the functionality necessary to facilitate, implement and maintain the hypertext links to the Electronic Services and the various inquiry and transaction web pages. The Funds shall provide GFS with the name of the host of the Funds’ web site server and shall notify GFS of any change to the Funds’ web site server host.
C.Provide GFS with such information and/or access to the Funds’ web site(s) as is necessary for GFS to provide the Electronic Services to End Users.
D.Promptly notify GFS of any problems or errors with the applicable Electronic Services of which the Trust becomes aware or any changes in policies or procedures of the Fund requiring changes to the Electronic Services.
4.Additional Representations and Warranties

The parties hereby warrant that neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible through the Electronic Services or Funds’ web site(s), as the case may be, any “back door,” “time bomb,” “Trojan Horse,” “worm,” “drop dead device,” “virus” or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation, shall be borne by such party.

5.Proprietary Rights

A.Each party acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other hereunder. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only in accordance with the provisions of this Exhibit H. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party’s prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party’s consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.
B.The Funds’ web site(s) and the Electronic Services may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party’s web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party’s web site to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the period during which this Exhibit H is in effect. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, copyright or other proprietary right of a third party.
C.Each party agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party’s breach or threatened breach of its obligations under this Section of this Exhibit H and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in this Section of this Exhibit H, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereby consents to the aggrieved party seeking equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section relating to equitable relief shall survive termination of the provision of services set forth in this Exhibit H.
6.Compensation

GFS shall be compensated for providing the Electronic Services selected by the Trust from time to time in accordance with Exhibit C (as amended from time to time).

7.Additional Indemnification; Limitation of Liability

A.Subject to Section 2 of this Exhibit, GFS CANNOT AND DOES NOT GUARANTEE AVAILABILITY OF THE ELECTRONIC SERVICES. Accordingly, GFS’ sole liability to the Trust, a Fund, or any third party (including End Users) for any claims, notwithstanding the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the Electronic Services to be provided by GFS hereunder shall be to use its best efforts to commence or resume the Electronic Services as promptly as is reasonably possible, so long as the delay or interruption was not the proximate result of GFS’s gross negligence or willful misconduct.

B.GFS shall, at its sole cost and expense, defend, indemnify, and hold harmless the Trust, each Fund and their trustees, officers, agents, and employees from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) arising out of or relating to any infringement, or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary rights based on the use or potential use of the Electronic Services.

C.If an injunction is issued against the Trust or a Fund’s use of the Electronic Services by reason of infringement of a patent, copyright, trademark, or other proprietary rights of a third party, GFS shall, at its own option and expense, either (i) procure for the Trust or Fund the right to continue to use the Electronic Services on substantially the same terms and conditions as specified hereunder, or (ii) after notification to the Trust or Fund, replace or modify the Electronic Services so that they become non-infringing, provided that, in the Trust’s judgment, such replacement or modification does not materially and adversely affect the performance of the Electronic Services or significantly lessen their utility to the Fund. If in the Trust’s judgment, such replacement or modification does materially adversely affect the performance of the Electronic Services or significantly lessen their utility to the Trust or Fund, the Trust may terminate all rights and responsibilities under this Exhibit H immediately on written notice to GFS.

D.Because the ability of GFS to deliver Electronic Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties, GFS shall not be liable for delays or failures to perform its obligations hereunder to the extent that such delays or failures are attributable to circumstances beyond its reasonable control which interfere with the delivery of the Electronic Services by means of the Internet or any of the equipment, software and services which support the Internet provided by such third parties. GFS shall also not be liable for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by GFS or its affiliates) that cause a disruption of the Electronic Services, unless GFS did not exercise reasonable care in following commercial standards to protect the Electronic Services.

E.GFS shall not be responsible for the accuracy of input material from End Users nor the resultant output derived from inaccurate input.

F.Certain Electronic Services may permit the Trust or the Fund to provision End Users. If the Trust or the Fund undertake to provision End Users, the Trust or the Fund, as applicable, shall be solely responsible for providing access to End Users, removing access for End Users, and for maintaining appropriate safeguards over access credentials for End Users. GFS shall not be responsible for any unauthorized or improper use of the Electronic Services by such End Users or by any other person accessing the Electronic Services through the action or inaction of the Trust, the Fund, or such End Users.

G.Notwithstanding anything to the contrary contained herein, GFS shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transaction via the Electronic Services or the consummation of any inquiry or transaction request not actually reviewed by GFS. GFS is entitled to reasonably presume that all information and transaction requests submitted through the

Electronic Services are genuine in the absence of actual information to the contrary. GFS will not be liable for any loss, liability, cost or expense for reasonably following instructions communicated through the Electronic Services, including fraudulent or unauthorized instructions.

8.Warranties

EXCEPT AS OTHERWISE PROVIDED IN THIS EXHIBIT, THE ELECTRONIC SERVICES ARE PROVIDED BY GFS “AS IS” ON AN “AS-AVAILABLE” BASIS WITHOUT WARRANTY OF ANY KIND, AND GFS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ELECTRONIC SERVICES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.Duties in the Event of Termination

In the event of termination of the services provided pursuant to this Exhibit H, (i) End Users will no longer be able to access the Electronic Services and (ii) the applicable Funds will, to the extent reasonably technically practicable and permitted by applicable law, return all codes, system access mechanisms, programs, manuals and other written information provided to it by GFS in connection with the Electronic Services provided hereunder, and shall destroy or erase all such information on any diskettes or other storage medium, except to the extent a Fund is required to keep copies of such records under applicable law.